Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 11, 2021, with respect to the financial statements of Vacasa, Inc. included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

October 21, 2021